Exhibit 5.0

                                   LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
TIMOTHY B. MATZ                     12TH FLOOR                PATRICIA J. WOHL
STEPHEN M. EGE                 734 15TH STREET, N.W.          DAVID K. TEEPLES
RAYMOND A. TIERNAN            WASHINGTON, D.C. 20005          DAVID MAX SELZER
GERARD L. HAWKINS                     _______                 ERIC M. MARION
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.        TELEPHONE: (202) 347-0300        ------------------
JEFFREY A. KOEPPEL           FACSIMILE: (202) 347-2172        SENIOR COUNSEL
PHILIP ROSS BEVAN                  WWW.EMTH.COM               W. MICHAEL HERRICK
HUGH T. WILKINSON
KEVIN M. HOULIHAN                                             OF COUNSEL
KENNETH B. TABACH                                             ALLIN P. BAXTER
                                                              JACK I. ELIAS
                                                              SHERYL JONES ALU

*NOT ADMITTED IN D.C.

                               December 14, 2001

                                  VIA EDGAR

Board of Directors
Willow Grove Bancorp, Inc.
Welsh and Norristown Roads
Maple Glen, Pennsylvania 19002

Gentlemen and Ms. Loring:

      We have acted as special counsel to Willow Grove Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 10,919,831 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the transactions contemplated in the Plan of Conversion of Willow Grove Mutual Holding Company ("MHC") and Agreement and Plan of Reorganization between MHC, Willow Grove Bancorp, Inc. a federally chartered corporation, the Company and Willow Grove Bank (the "Plan of Conversion").

      Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,

                                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                    By:    /s/ Hugh T. Wilkinson
                                        ----------------------------------------
                                        Hugh T. Wilkinson, a Partner